                                           Registration Statement No.333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        Intermedia Communications Inc.
------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

               Delaware                           59-29-13586
     ------------------------------            -------------------
     (State or other jurisdiction               (I.R.S. Employer
     incorporation or organization)            Identification No.)

                  3625 Queen Palm Drive, Tampa, Florida 33619
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              (Address of Principal Executive Offices) (Zip Code)

                        Intermedia Communications Inc.
                           Long-Term Incentive Plan
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                           (Full title of the plan)

                                David C. Ruberg
                       Chairman of the Board, President
                          and Chief Executive Officer
                        Intermedia Communications Inc.
                             3625 Queen Palm Drive
                             Tampa, Florida 33619
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                    (Name and address of agent for service)

                                (813) 829-0011
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       (Telephone number, including area code, of agent for service)

                                With a copy to:

                           Ralph J. Sutcliffe, Esq.
                           Kronish, Lieb, Weiner & Hellman LLP
                           1114 Avenue of the Americas
                          New York, NY 10036-7798

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of                                                         Amount
securities        Amount         Offering        Aggregate       of
to be             to be          price           offering        registration
registered        registered     per share(1)    price           fee
----------        ----------     ---------       ------------    ----------

Common Stock,
$.01 par          2,000,000      $75.375         $150,750,000    $44,471.25
value
--------------------------------------------------------------------------------
(1) Average of the high and low prices as reported on the Nasdaq National Market on May 19, 1998, pursuant to Rule 457(h)(1).

                                    Page 1

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                  The contents of the Registration Statement on Form S-8
(File No. 333-03955) of Intermedia Communications Inc. (f/k/a
Intermedia Communications of Florida, Inc.) are incorporated herein by reference.




Exhibits.
---------

5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

23.1     Consent of counsel (included within Exhibit 5.1)









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                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 20th day of May, 1998.

                           Intermedia Communications Inc.
                           (Registrant)


                           By:\s\ Robert M. Manning
                              ---------------------------------
                              Name: Robert M. Manning
                              Title: Chief Financial Officer,
                                     Secretary and Senior Vice
                                     President


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


         Signature                                    Title                                Date
         ---------                                    -----                                ----



/s/ David C. Ruberg                           Chairman of the                            May 20, 1998
----------------------                        Board,  President
David C. Ruberg                               and Chief Executive
                                              Officer


/s/ Robert M. Manning                         Chief Financial                            May 20, 1998
----------------------                        Officer, Secretary
Robert M. Manning                             and Senior Vice
                                              President


/s/ Jeanne M. Walters                         Controller and Chief                       May 20, 1998
----------------------                        Accounting Officer
Jeanne M. Walters


/s/ John C. Baker                             Director                                   May 20, 1998
----------------------
John C. Baker


/s/ Philip A. Campbell                        Director                                   May 20, 1998
----------------------
Philip A. Campbell


/s/ George F. Knapp                           Director                                   May 20, 1998
----------------------
George F. Knapp






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






                                 EXHIBIT INDEX



Exhibit                                                                    Page
-------                                                                    ----

5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

23.1     Consent of counsel (included within Exhibit 5.1)








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